UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 1, 2008
Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California		92626

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (714) 549-8211
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 3.3
Exhibit 3.4
Exhibit 10.71
Exhibit 10.72
Exhibit 10.73

Item 1.01. Entry into a Material Definitive Agreement.
     On April 1, 2008, Irvine Sensors Corporation (the “Company”) entered into a binding letter of intent with two separate unaffiliated accredited institutional investors, Longview Fund, LP and Alpha Capital Anstalt (the “Investors”), which was clarified by definitive agreements entered into on April 14, 2008 as described below. On April 14, 2008, the Company entered into a Subscription Agreement (the “Agreement”) with the Investors, pursuant to which the Company sold and issued 133,332 shares of its newly created Series A-1 10% Cumulative Convertible Preferred Stock (the “Series A-1 Stock”) to the Investors at a purchase price of $30 per share. The $3,999,960 aggregate purchase price for the Series A-1 Stock was paid solely by the Investors’ exchange of a portion of the Company’s Term Notes dated December 29, 2006 (the “Term Notes”) held by the Investors (the “Debt Exchange”). As a result of this Debt Exchange, accrued and unpaid interest and a portion of the principal balance in the aggregate amount of $3,999,960 under the Term Notes that would have been due and payable on December 30, 2009 had the exchange of securities not occurred, has been cancelled. The Investors are existing securityholders of, and senior lenders to, the Company.
     Each share of Series A-1 Stock is convertible at any time at the holder’s option into 100 shares of Common Stock at an initial conversion price of $0.30 per share of Common Stock, which is above the closing price of the Company’s Common Stock on March 31, 2008, the day before the binding letter of intent for the Debt Exchange was executed. The conversion price of the Series A-1 Stock is subject to ratchet price dilution protection in the event the Company issues securities (other than certain excepted issuances) at a price below the then current conversion price, but initially can only adjust down to $0.26 (the closing bid price on March 31, 2008) per converted share of Common Stock, unless stockholder approval is obtained for any dilution adjustment below that amount. The conversion price of the Series A-1 Stock also is subject to adjustment for stock splits, stock dividends, recapitalizations and the like.
     The Series A-1 Stock is non-voting (except to the extent required by law), but ranks senior to the Common Stock with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company. The Series A-1 Stock is entitled to 10% cumulative dividends per annum, payable in arrears starting December 30, 2009, which may increase to 20% during the existence of certain events of default based upon (i) the failure to pay any dividends or other sums due to the Series A-1 Stockholders, (ii) an uncured breach of a material covenant, term or condition in the Agreement or the Certificate of Designations governing the Series A-1 Stock, (iii) a breach of the Company’s material representations and warranties, (iv) an assignment for the benefit of creditors or the appointment of a receiver or trustee for the Company or its subsidiaries, (v) entry of a money judgment or writ against the Company, its subsidiaries, or their property or other assets for more than $1,000,000, which is not vacated, satisfied, bonded or stayed within 45 days, (vi) bankruptcy, insolvency, reorganization or liquidation proceedings for the Company or its subsidiaries that is not dismissed within 45 days, (vii) entry of an order by a court, the Securities and Exchange Commission or the Financial Industry Regulatory Authority preventing purchase and sale transactions in the Company’s Common Stock for a period of five or more consecutive trading days, (viii) the failure to timely deliver to a holder Common Stock or a replacement Series A-1 Stock certificate within 15 business days of the required delivery date, (ix) delisting from Nasdaq or another principal market or exchange, (x) failure to reserve a sufficient amount of Common Stock for conversion of the then outstanding Series A-1 Stock that the holders have a right to convert, (xi) an uncured default of a material term, covenant, warranty or undertaking in any loan, security, subscription or other agreement between the Company and a holder of Series A-1 Stock, and (xii) failure to obtain stockholder approval on or before July 31, 2008 to increase the Company’s authorized Common Stock to a number of shares sufficient for the reservation of the amount of Common Stock required to be reserved for conversion of the then outstanding Series A-1 Stock that the holders have a right to convert. At the holder’s option, such dividend payments may be made in additional shares of Series A-1 Stock.
     The Series A-1 Stock is not redeemable by the holder thereof, but is callable at the election of the Company (provided an event of default has not occurred and is continuing) upon 30 days prior notice at a redemption price equal to the initial purchase price plus any accrued but unpaid dividends. The approval of the holders of at least 80% of the then outstanding Series A-1 Stock will be required to (1) amend the Company’s Certificate of Incorporation if such amendment would (a) change the seniority rights of the holders of Series A-1 Stock as to the payment of dividends, or create a senior class or series of capital stock with respect to the payment of dividends, (b) reduce the amount payable to the holders of Series A-1 Stock upon liquidation, dissolution or winding up of the Company, or change the seniority of the liquidation preferences or the dividend rights of the holders of Series A-1 Stock, (c) cancel or modify the conversion rights of the holders of Series A-1 Stock, (d) cancel or modify the approval rights of the holders of the Series A-1 Stock, or (e) amend the Certificate of Designations in a manner which would impair the rights of the holders of the Series A-1 Stock; (2) issue any additional shares of Series A-1 Stock; or (3) issue any securities (other than certain excepted issuances) at a price per share that would trigger a ratchet adjustment to the conversion price where either the Company has insufficient authorized capital to permit the conversion in full of such Series A-1 Stock or stockholder approval is not obtained if such full ratchet adjustment requires stockholder approval.
     The Investors have agreed to be subject to a blocker that would prevent each of their common stock ownership at any given time from exceeding 4.99% of the Company’s outstanding common stock (which percentage may increase but never above 9.99%). The Company has granted the Investors a right of first offer on certain future issuances of securities by the Company. The Company does not plan to register the Series A-1 Stock or the Common Stock issuable upon conversion thereof.
     The Company also has agreed to seek stockholder approval for (a) the terms of the Series A-1 Stock, (b) the terms of a proposed Series B Preferred Stock, (c) the issuance of such number of shares of Common Stock issuable upon conversion of the Series A-1 Stock and proposed Series B Preferred Stock as may be required by the antidilution provisions of such Preferred Stock, which could be issued by the Company to allow for full-ratchet anti-dilution, (d) the board of directors of the Company to exercise its discretion to effectuate a timely reverse stock spit, if necessary to regain compliance with Nasdaq’s trading price per share requirements, and (e) amending its Certificate of Incorporation to increase its authorized Common Stock. Failure to seek stockholder approval of the terms of the Series A-1 Stock, the authority to effectuate a reverse stock split or the amendment of its Certificate of Incorporation to increase its authorized Common Stock on or before July 31, 2008 will be an event of default under the terms of the Series A-1 Stock. Officers and directors of the Company have agreed to vote the shares of common stock held by them in favor of such approval.
     The information set forth above is qualified in its entirety by reference to the actual terms of the Agreement, the Voting Agreement, the Certificate of Elimination and the Certificate of Designations attached hereto as Exhibits 3.3, 3.4, 10.71 and 10.72 and which are incorporated herein by reference.
     The number of shares of the Company’s Common Stock outstanding immediately after the closing of the transactions described above was 30,587,231 shares.
Item 3.02. Unregistered Sales of Equity Securities.
     The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Series A-1 Stock to the Investors, on April 14, 2008, and the issuance of shares of Common Stock upon conversion thereof, have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions (i) involving securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange and (ii) by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.
Item 3.03. Material Modification to Rights of Security Holders.
     The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. On April 14, 2008, the Company filed with the Delaware Secretary of State a Certificate of Elimination of the Series B Convertible Cumulative Preferred Stock, Series C Convertible Cumulative Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, eliminating such series of Preferred Stock that were authorized but did not have any shares outstanding. On April 14, 2008, the Company filed with the Delaware Secretary of State a Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-1 10% Cumulative Convertible Preferred Stock, that created the new Series A-1 Stock, authorized

175,000 shares of Series A-1 Stock and designated the rights, preferences, privileges and limitations of the Series A-1 Stock, as described in Item 1.01 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.3	Certificate of Elimination of the Series B Convertible Cumulative Preferred Stock, Series C Convertible Cumulative Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock.

3.4	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-1 10% Cumulative Convertible Preferred Stock.

10.71	Subscription Agreement dated April 14, 2008 by and among the Company, Longview Fund, LP and Alpha Capital Anstalt.

10.72	Voting Agreement dated April 14, 2008 by and among the Company and its officers and directors.

10.73	Binding Debt Exchange Letter of Intent dated April 1, 2008 by and among the Company, Longview Fund, LP and Alpha Capital Anstalt.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION

(Registrant)

Dated: April 18, 2008	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer